SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  November 17, 1997
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                             Tel-Save Holdings, Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


Delaware                          0-26728            23-2827736
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(STATE OR OTHER JURISDICTION    (COMMISSION       (IRS EMPLOYER
     OF INCORPORATION)           FILE NUMBER)   IDENTIFICATION NO.)


6805 Route 202, New Hope, PA                             18938
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


Registrant's telephone number, including area code 215-862-1500
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    (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

              As previously reported, Registrant, Tel-Save Holdings, Inc. (Tel-Save"), was a party to an Agreement and Plan of Merger, dated as of July 16, 1997 (the "Merger Agreement"), among Tel-Save, TSHCo, Inc., a wholly owned subsidiary of Tel-Save ("Merger Sub"), and Shared Technologies Fairchild Inc. ("STF"), pursuant to which STF would be merged (the "Merger") with and into Merger Sub, which would continue as a wholly owned subsidiary of Tel-Save, and the holders of STF common stock would receive shares of Tel-Save common stock. The meetings of the Tel-Save and STF stockholders to consider and vote upon the Merger were scheduled to be held on December 1, 1997 and it was anticipated that, if approved, the Merger would be effected promptly after the meetings.

              On November 17, 1997, Intermedia Communications Inc. ("ICI") announced that, in a letter sent to the Chairman of the Board of STF, it had made an offer to acquire STF in a cash merger pursuant to which STF stockholders would receive $15 per share of STF common stock, and that it had commenced a lawsuit (the "ICI Litigation") against STF, STF's directors and Tel-Save in Delaware Chancery Court, seeking, among other things, a declaration that STF's directors have a fiduciary duty to STF's stockholders to terminate the Merger Agreement and approve ICI's offer. On November 18, STF formally advised Tel-Save, pursuant to the Merger Agreement, that STF had received the offer from ICI and that the STF Board of Directors had determined, as permitted by the terms of the Merger Agreement, to enter into discussions with ICI regarding its proposal.

              On November 20, 1997, Tel-Save, ICI and STF entered into a Settlement Agreement (the "Settlement Agreement"), pursuant to which, among other things, STF and ICI paid Tel-Save a total of $237.25 million in cash, ICI consented to the dismissal of the ICI Litigation with prejudice, Tel-Save and STF amended the telecommunications services agreement, dated as of November 13, 1997 (the "TelComm Agreement"), between Tel-Save and STF (to eliminate STF's minimum payment obligations thereunder and to provide that the TelComm Agreement could be terminated by either party after March 30, 1998; but providing that the original terms would be restored were the ICI/STF merger agreement later terminated), Tel-Save and STF terminated the


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Merger  Agreement,  without liability of any party thereto except as provided in the Settlement Agreement, so as to permit the execution of an agreement between ICI and STF providing for the acquisition of STF by ICI, and Tel-Save transferred to ICI the $163.7 million face amount of STF's 12-1/4% Senior Subordinated Discount Notes due 2006 (the "STF Notes") that Tel-Save had previously acquired at a total cost of approximately $166 million.

              Accordingly, the proposed Merger of STF into Merger Sub has been terminated and the proposal to approve the transactions contemplated by the
Merger Agreement will not be considered and voted upon by Tel-Save's stockholders at Tel-Save's Annual Meeting, which will be held, as scheduled, on December 1, 1997.

              A copy of the Settlement Agreement is attached to this Report as an Exhibit and incorporated herein by reference and the foregoing description of the terms thereof and the transactions contemplated by, and effected pursuant to, such Settlement Agreement is qualified in its entirety by reference to such Exhibit.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

   (c)  Exhibits

   10.1 Settlement Agreement, dated as of November 20, 1997, by and among Intermedia Communications, Inc., Moonlight Acquisition Corp., Tel-Save Holdings, Inc., TSHCo, Inc. and Shared Technologies Fairchild Inc.


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                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              Tel-Save Holdings, Inc.
                                              (Registrant)



Date:  November 24, 1997                      By:  Aloysius T. Lawn, IV
     ---------------------                         -----------------------------
                                                   General Counsel and Secretary



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                                  EXHIBIT INDEX


10.1 Settlement Agreement, dated as of November 20, 1997, by and among Intermedia Communications, Inc., Moonlight Acquisition Corp., Tel-Save Holdings, Inc., TSHCo, Inc. and Shared Technologies Fairchild Inc.